UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
EQUITY RESIDENTIAL
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

To:	Employee Shareholders with Company Email Accounts
From:	Bruce Strohm EVP, General Counsel & Secretary
Subject:	E-Delivery of Proxy Statement and Annual Report and Online Voting
Date:	March 5, 2003

        The time for distributing the Proxy Statement and 2002 Annual Report to Equity Residential's shareholders is fast approaching. In our continuing effort to reduce costs, we are making these documents available online to employees who have a Company email address and hold shares through the Company's employee share purchase plan and restricted share plans. (Shares held in the 401(K) and SERP are voted by the plan administrators.)

        If you are enrolled in the online program, you will receive an email message in mid-April informing you that the documents are available. The email will contain a link to the documents and another link to the online voting site.

        Taking advantage of these online services is fast and convenient and helps eliminate printing, mailing and delivery costs associated with hard copy distribution. Voting online, as opposed to by telephone or paper ballot, further reduces the Company's expenses. We urge all employees in these plans who have a company-provided email address to view the Proxy Statement and Annual Report and vote online.

        If you have any questions or if you prefer to receive these documents in the traditional, hard copy format, please notify Yasmina Duwe or Marty McKenna. To be effective for this year, please let them know by March 14, 2003. In the future, unless you discontinue your enrollment, you will continue to receive these documents electronically.

        We thank you for your continued cost-saving efforts on behalf of the Company.

* * *

PLEASE CAREFULLY READ THE PROXY STATEMENT WHEN YOU RECEIVE IT BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU MAY ALSO OBTAIN THE PROXY STATEMENT, AFTER WE FILE IT WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR FREE AT THE SEC'S WEB SITE, www.sec.gov, AS WELL AS OUR ANNUAL AND QUARTERLY REPORTS, THEIR EXHIBITS AND ALL OTHER DOCUMENTS WE FILE WITH THE SEC.

To:	All Employee Shareholders with Company Email Accounts
From:	Bruce Strohm, EVP, General Counsel and Secretary
Subject:	E-Delivery of Proxy Statement and 2002 Annual Report to Shareholders and Online Voting

The Annual Meeting of Shareholders of Equity Residential will take place on May 30, 2003. The time for distributing the Proxy Statement and 2002 Annual Report to Shareholders is fast approaching.

These documents will be available online to employees who hold shares through Company plans, including the ESPP and MIP (restricted share) plans and have a Company email address. The shares held in the 401(K) and SERP are voted by the plan administrator.

Online services provide savings to the Company by eliminating printing, mailing, handling and delivery costs associated with hard copy distribution. Online access is fast, convenient and reduces the amount of paper delivered to your home. Voting online is completely confidential because online ballots, like telephone and paper ballots, are received and tabulated by an independent third party. We urge all employees in these plans having a company-provided email address to view the Proxy Statement and Annual Report and vote online.

If you prefer to receive these documents in the traditional, hard copy format, please notify Yasmina Duwe or Marty McKenna. To be effective for this year, please let them know by March 14, 2003.

If you are enrolled in the online program you will receive an email message at your Company-provided email address on or about the week of April 14, informing you that the documents are ready to be viewed online. The email will contain a hyperlink to the documents and another hyperlink to the voting site. Follow the simple instructions to view the documents and vote your shares. In the future, unless you discontinue your enrollment as described in the preceding paragraph, you will continue to receive these documents electronically.

Please contact Yasmina Duwe or Marty McKenna with any questions.

Thank you for your continued cost-saving efforts on behalf of the Company.

PLEASE CAREFULLY READ THE PROXY STATEMENT WHEN YOU RECEIVE IT BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU MAY ALSO OBTAIN THE PROXY STATEMENT, AFTER WE FILE IT WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR FREE AT THE SEC'S WEB SITE, www.sec.gov, AS WELL AS OUR ANNUAL AND QUARTERLY REPORTS, THEIR EXHIBITS AND ALL OTHER DOCUMENTS WE FILE WITH THE SEC.